UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

SXC HEALTH SOLUTIONS CORP.
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	000-52073	75-2578509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 Warrenville Road, Suite 610 Lisle, Illinois	60532-3642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 282-3232

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 16, 2012, at an annual and special meeting of shareholders of SXC Health Solutions Corp. (the “Company”), Peter J. Bensen, Steven D. Cosler, William J. Davis, Anthony R. Masso, Philip R. Reddon, Mark A. Thierer and Curtis J. Thorne were elected to serve as directors of the Company until the close of the next annual meeting or until their successors are elected or appointed. Additionally, the shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012, and approved, on an advisory basis, the compensation of the Company's named executive officers.

Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders of the Company.

1. Election of directors to terms expiring at the 2012 Annual and Special Meeting of Shareholders:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mark A. Thierer	47,407,662	2,149,728	2,371,069
Steven D. Cosler	48,224,130	1,333,260	2,371,069
Peter J. Bensen	49,154,221	403,169	2,371,069
William J. Davis	49,290,030	267,360	2,371,069
Philip R. Reddon	49,291,145	266,245	2,371,069
Curtis J. Thorne	49,291,546	265,844	2,371,069
Anthony R. Masso	48,269,861	1,287,529	2,371,069

2. Advisory vote to approve named executive officer compensation:

Votes For	Votes Against	Abstain	Broker Non-Votes
46,354,235	3,180,912	21,476	2,371,069

3. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012 and to authorize the board of directors to fix the auditor's remuneration and terms of engagement:

Votes For	Votes Withheld	Broker Non-Votes
51,907,323	20,369	—

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SXC Health Solutions Corp.
May 18, 2012	By:	/s/ Jeffrey Park
Jeffrey Park
Chief Financial Officer (on behalf of the registrant and as Chief Accounting Officer)